Filed Pursuant to Rule 433
Registration No. 333-158385
November 18, 2010
FREE WRITING PROSPECTUS
 (To Prospectus dated April 2, 2009,
Prospectus Supplement dated April 9, 2009,
Underlying Supplement No. 3 dated October 22, 2010 and
Underlying Supplement No. 4 dated October 22, 2010)

HSBC USA Inc.
Variable Coupon Callable Yield Notes

}	This Free Writing Prospectus (“FWP”) relates to:

–Variable Coupon Callable Yield Notes linked to a reference asset consisting of the Russell 2000® Index (“RTY”) and the Market Vectors Gold Miners ETF (“GDX”)

}	12-month term

}	Quarterly coupons

}	Contingent principal protection, subject to the credit risk of HSBC USA Inc.

}	Callable quarterly at par by the Issuer

The Variable Coupon Callable Yield Notes (each a “Note” and collectively the “Notes”) offered hereunder are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction and include investment risks including possible loss of the Principal Amount invested due to the credit risk of HSBC USA Inc.

The Notes will not be listed on any U.S. securities exchange or automated quotation system.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or applicable underlying supplements. Any representation to the contrary is a criminal offense.

We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Notes.  HSBC Securities (USA) Inc. will purchase the Notes from us for distribution to other registered broker dealers or will offer the Notes directly to investors.  HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any Notes after their initial sale.  Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-17 of this free writing prospectus.

Investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page FWP-9 of this document, page S-3 of the accompanying prospectus supplement, and page US3-1 of the accompanying underlying supplement no. 3 and page US4-2 of the accompanying underlying supplement no. 4.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per Note	$1,000
Total
1HSBC Securities (USA) Inc. or one of our affiliates may pay varying discounts and commissions of up to 0.60% per $1,000 Principal Amount of Notes in connection with the distribution of the Notes, which may consist of a combination of selling concessions of up to 0.50% or referral fees of up to 0.60%.  See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-17 of this free writing prospectus.

HSBC USA Inc.

12-Month Variable Coupon Callable Yield Notes

This FWP relates to a single offering of Variable Coupon Callable Yield Notes by HSBC USA Inc. linked to the performance of the Reference Asset as indicated below.

Indicative Terms*

Principal Amount	$1,000 per Note
Term	12 months
Reference Asset	Russell 2000® Index and Market Vectors Gold Miners ETF (each an “Underlying”)
Annual Coupon Rate (paid quarterly)
Between 16.50% and 18.50% per annum (to be determined on the Pricing Date) if a Coupon Step-Down Event does not occur, and 6.00% per annum if a Coupon Step-Down Event occurs, on the relevant Coupon Observation Date.

Coupon Step-Down Event	A Coupon Step-Down Event occurs if the Official Closing Value of any Underlying is below its Trigger Value on the relevant Coupon Observation Date.
Payment at Maturity per Note
■ If a Trigger Event does not occur, 100% of the Principal Amount.
■ If a Trigger Event occurs during the Observation Period and the Final Return of the Least Performing Underlying is positive, an amount equal to 100% of the Principal Amount.
■ If a Trigger Event occurs during the Observation Period and the Final Return of the Least Performing Underlying is negative or zero, an amount equal to (i) 100% of the Principal Amount multiplied by (ii) the sum of one plus the Final Return of the Least Performing Underlying.

Trigger Event	A Trigger Event occurs if the Official Closing Value of one or more Underlying is below its Trigger Value on any scheduled trading day during the Observation Period.
Trigger Value	For each Underlying, 70% of its Initial Value.
Final Return	For each Underlying: Final Value – Initial Value Initial Value
Least Performing Underlying	The Underlying with the lowest Final Return.
Coupon Observation Dates	See page FWP-4
Coupon Payment Dates	See page FWP-4
Observation Period	From the Trade Date to and including the Final Valuation Date.
Early Redemption Right:	Optional redemption on any Coupon Payment Date at 100% of Principal Amount – See page FWP-4
Trade Date	November 30, 2010
Pricing Date	November 30, 2010
Settlement Date	December 3, 2010
Maturity Date	December 5, 2011
CUSIP	4042K1AQ6
* As more fully described beginning on page FWP-4.

The Notes

The Notes provide investors the potential for enhanced quarterly coupon payments (relative to the yield on traditional conventional debt securities with a similar term and issued by issuers with a credit rating similar to ours).

If a Trigger Event does not occur during the Observation Period, you will receive the Principal Amount of your Notes at maturity.

If a Trigger Event occurs with respect to any Underlying in the Reference Asset during the Observation Period, you may lose some or all of your initial investment, but will keep any coupon payments made to you during the term of the Notes.  If you lose some or all of your initial investment, even with any coupon payments, your yield on an investment in the Notes may be negative.

The Issuer has the right to call the Notes on any quarterly Coupon Payment Date at 100% of the Principal Amount together with any coupon payment.

The Annual Coupon Rate for each Coupon Payment Date will be variable.  The higher, enhanced rate will be paid on each Coupon Payment Date unless a Coupon Step-Down Event occurs on the corresponding Coupon Observation Date.

The offering period for the Notes is through November 30, 2010

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Illustration of Redemption Scenarios

Regardless of whether or not a Trigger Event occurs, you will receive quarterly coupons on each Coupon Payment Date, subject to our right to call the Notes.  If you lose some or all of your initial investment, even with any coupon payments, your yield on an investment in the Notes may be negative.

Historical Performance of the Underlyings

Russell 2000® Index and Market Vectors Gold Miners ETF
Russell 2000® Index	Market Vectors Gold Miners ETF

The graphs above illustrate the month-end performance of each Underlying through November 11, 2010 (using November 11, 2010 as the monthly historical closing price for November 2010).  Past performance is not necessarily an indication of future results.  For further information please see “Information Relating to the Reference Asset” on page FWP-15, “The Russell 2000® Index” in the accompanying underlying supplement no. 3 and “The Market Vectors Gold Miners ETF” in the accompanying underlying supplement no. 4.  We have derived all disclosure regarding the Underlyings from publicly available information.  Neither HSBC USA Inc. or any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about the Underlyings.

FWP-3

HSBC USA Inc. 12-Month Variable Coupon Callable Yield Notes

This free writing prospectus relates to a single offering of Variable Coupon Callable Yield Notes (each a “Note” and collectively the “Notes”).  The offering will have the terms described in this free writing prospectus and the accompanying prospectus supplement, prospectus and underlying supplements.  If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or underlying supplements, the terms described in this free writing prospectus shall control.

This free writing prospectus relates to a single offering of Notes linked to the performance of one index and one index fund identified below (the “Reference Asset”).  The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below.  The following key terms relate to the offerings of Notes:

Issuer:	HSBC USA Inc.
Issuer Rating:	AA- (S&P), A1 (Moody’s), AA (Fitch)†
Principal Amount:	$1,000 per Note
Reference Asset:	Russell 2000® Index and Market Vectors Gold Miners ETF (each an “Underlying”)
Annual Coupon Rate (paid quarterly):
Between 16.50% and 18.50% per annum (to be determined on the Pricing Date) if a Coupon Step-Down Event does not occur, and 6.00% per annum if a Coupon Step-Down Event occurs, on the relevant Coupon Observation Date.

Coupon Step-Down Event:	A Coupon Step-Down Event occurs if the Official Closing Value of any Underlying is below its Trigger Value on the relevant Coupon Observation Date.
Trade Date:	November 30, 2010
Pricing Date:	November 30, 2010
Settlement Date:	December 3, 2010
Final Valuation Date:	November 30, 2011, subject to postponement as described below under the caption “Observation Dates and Maturity Date.”
Maturity Date:
3 business days after the Final Valuation Date and is expected to be December 5, 2011.  The Maturity Date is subject to postponement as described below under the caption “Observation Dates and Maturity Date.”

Payment at Maturity:	On the Maturity Date, for each Note, we will pay you the Final Settlement Value plus any coupon payment.
Final Settlement Value:
▶    If a Trigger Event with respect to the Reference Asset does not occur, 100% of the Principal Amount.
▶    If a Trigger Event with respect to the Reference Asset occurs and the Final Return of the Least Performing Underlying is positive, an amount equal to 100% of the Principal Amount.
▶    If a Trigger Event with respect to the Reference Asset occurs and the Final Return of the Least Performing Underlying is negative or zero, an amount equal to 100% of the Principal Amount multiplied by the sum of one plus the Final Return of the Least Performing Underlying. In such a case, you may lose up to 100% of your investment regardless of the performance of the other Underlying.

Trigger Event:	A Trigger Event occurs if the Official Closing Value of one or more Underlying is below its Trigger Value on any scheduled trading day during the Observation Period.
Trigger Value:	For each Underlying, 70% of the Initial Value of such Underlying.
Least Performing Underlying:	The Underlying with the lowest Final Return.
Observation Period:	The period from but excluding the Trade Date to and including the Final Valuation Date.
Coupon Observation Dates:
March 1, 2011; May 31, 2011; August 30, 2011; and the Final Valuation Date.  The Coupon Observation Dates are subject to postponement as described below under the caption “Observation Dates and Maturity Date.”

Coupon Payment Dates:	March 4, 2011; June 3, 2011; September 2, 2011; and the Maturity Date. The Coupon Payment Dates are subject to postponement as described under “Payment on the Notes—Coupon” on page FWP-6 below.
Early Redemption Right:
Each offering of Notes may be redeemed by the Issuer on any Coupon Payment Date at 100% of their Principal Amount together with any coupon payment. See “Early Redemption Right” on page FWP-7 for more details.

Final Return:	With respect to each Underlying, the quotient, expressed as a percentage, calculated as follows:

FWP-4

Final Value – Initial Value Initial Value
Initial Value:	The Official Closing Value of the relevant Underlying on the Pricing Date.
Final Value:	The Official Closing Value of the relevant Underlying on the Final Valuation Date.
Official Closing Value:
With respect to each Underlying, the Official Closing Value on any scheduled trading day for such Underlying will be the closing price or closing level, as applicable, of the Underlying as determined by the calculation agent as described under “Official Closing Value” on page FWP-7 below.

CUSIP / ISIN	4042K1AQ6 /
Form of Notes:	Book-Entry
Listing:	The Notes will not be listed on any U.S. securities exchange or quotation system.

† A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold Notes, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The Notes themselves have not been independently rated. Each rating should be evaluated independently of any other rating.

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GENERAL

This free writing prospectus relates to a single of Notes linked to the Reference Asset identified on the cover page.  The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset.  We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part.  Although the offering of Notes relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009, underlying supplement no. 3 dated October 22, 2010 and underlying supplement no. 4 dated October 22, 2010.  If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, or underlying supplements, the terms described in this free writing prospectus shall control.  You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-9 of this free writing prospectus, page S-3 of the prospectus supplement page US3-1 of underlying supplement no. 3 and page US4-2 of underlying supplement no. 4, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes.  As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and each underlying supplement) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus, prospectus supplement and each underlying supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.  You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov.  Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and each underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

}	The underlying supplement no. 3 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055205/v198039_424b2.htm

}	The underlying supplement no. 4 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055207/v199610_424b2.htm

We are using this free writing prospectus to solicit from you an offer to purchase the Notes.  You may revoke your offer to purchase the Notes at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc.  We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance.  In the event of any material changes to the terms of the Notes, we will notify you.

PAYMENT ON THE NOTES

Unless we have exercised our Early Redemption Right, on the Maturity Date and for each $1,000 Principal Amount of Notes, you will receive a cash payment equal to the Final Settlement Value (plus any coupon payment) determined as follows:

}	If a Trigger Event with respect to the Reference Asset does not occur, 100% of the Principal Amount.

}	If a Trigger Event with respect to the Reference Asset occurs and the Final Return of the Least Performing Underlying is positive, an amount equal to 100% of the Principal Amount.

}
If a Trigger Event with respect to the Reference Asset occurs and the Final Return of the Least Performing Underlying is negative or zero, an amount equal to 100% of the Principal Amount multiplied by the sum of one plus the Final Return of the Least Performing Underlying in the Reference Asset which will result in a Final Settlement Value less than the Principal Amount.

Coupon

On each Coupon Payment Date, for each $1,000 Principal Amount of Notes, you will be paid an amount equal to the product of (a) $1,000 multiplied by (b) the Annual Coupon Rate divided by four.  The expected Coupon Payment Dates are March 4, 2011; June 3, 2011; September 2, 2011; and the Maturity Date.  If any Coupon Payment Date falls on a day that is not a business day (including a Coupon Payment Date that is also the Maturity Date or the Early Redemption Date, as defined below), such Coupon Payment Date will be postponed to the immediately succeeding business day.  If the final Coupon Payment Date (which is also the Maturity Date) is postponed as described under “Observation Dates and Maturity Date” below, such final Coupon Payment Date will be postponed until the postponed Maturity Date.  In no event, however, will any additional interest accrue on the Notes as a result of any the foregoing postponements.  For information regarding the record dates applicable to the Coupons paid on the Notes, please see the section entitled “Recipients of Interest Payments” on page S-18 in the accompanying prospectus supplement.

FWP-6

The “Annual Coupon Rate” will be between 16.50% and 18.50% per annum (to be determined on the Pricing Date) if a Coupon Step-Down Event does not occur and 6.00% per annum if a Coupon Step-Down Event occurs on the relevant Coupon Observation Date.

Coupon Step-Down Event

A Coupon Step-Down Event occurs if the Official Closing Value of any Underlying is below its Trigger Value on the relevant Coupon Observation Date.  The Coupon Observation Dates are March 1, 2011, May 31, 2011, August 30, 2011, and the Final Valuation Date.  The Coupon Observation Dates are subject to postponement as described below under the caption “Observation Dates and Maturity Date.”

Early Redemption Right

The Notes are redeemable at our option in whole, but not in part, on any Coupon Payment Date upon giving notice five business days prior to such Coupon Payment Date. The “Early Redemption Date” is the Coupon Payment Date, if any, for which we have given notice.  If the Notes are redeemed prior to the Maturity Date, you will be entitled to receive only the Principal Amount of the Notes and any coupon payment in respect of Coupon Payment Dates ended on or before the Early Redemption Date. In this case, you will lose the opportunity to continue to be paid Coupons on Coupon Payment Dates that occur after the Early Redemption Date.

Official Closing Value

With respect to the each Underlying, the Official Closing Value on any scheduled trading day will be determined by the calculation agent based upon the closing price of such index fund or closing level of such index, as applicable, displayed on the following pages on Bloomberg Professional® service: for RTY, page “RTY <INDEX>,” and for GDX, page “GDX UP <EQUITY>,” and with respect to the GDX, adjusted by the calculation agent as described under “Additional Terms of the Notes—Antidilution and Reorganization Adjustments” in the accompanying underlying supplement no. 4.  With respect to any of the foregoing, if the value for the relevant Underlying is not so displayed on such page, the calculation agent may refer to the display on any successor page on Bloomberg Professional® service or any successor service, as applicable.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the Notes.

Trustee

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the Notes will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee.  Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the Notes pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Issuer and Reference Sponsor

With respect to RTY, the reference sponsor is Russell Investment Group.  With respect to GDX, the reference issuer is Market VectorsTM ETF Trust.

FWP-7

INVESTOR SUITABILITY

The Notes may be suitable for you if:

}	You believe that the Official Closing Value of one or both of the Underlyings will not decline by more than the Trigger Value during the Observation Period.

}	You are willing to make an investment that is potentially exposed to downside performance of the Least Performing Underlying on a 1-to-1 basis.

}	You are willing to invest in the Notes based on the fact that your maximum potential return is the coupon being offered with respect to the Notes.

}	You are willing to be limited to a coupon of 6.00% per annum on any Coupon Payment Date in which a Coupon Step-Down Event occurs.

}	You are willing to be exposed to the possibility of early redemption.

}	You are willing to forego distributions paid on the index fund or on stocks comprising the index included in the Reference Asset.

}	You are willing to hold the Notes to maturity.

}	You do not seek an investment for which there will be an active secondary market.

}
You do not prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You are comfortable with the creditworthiness of HSBC, as issuer of the Notes.

The Notes may not be suitable for you if:

}	You believe that the Official Closing Value of one or both of the Underlyings will decline by more than the Trigger Value during the Observation Period.

}	You are unwilling to make an investment that is potentially exposed to downside performance of the Least Performing Underlying on a 1-to-1 basis.

}	You are unwilling to invest in the Notes based on the fact that your maximum potential return is the coupon being offered with respect to your Notes.

}	You are unwilling to be limited to a coupon of 6.00% per annum on any Coupon Payment Date in which a Coupon Step-Down Event occurs.

}	You are unwilling to be exposed to the possibility of early redemption.

}	You prefer to receive the distributions paid on the index fund or on stocks comprising the index included in the Reference Asset.

}	You prefer a product that provides upside participation in the Reference Asset, as opposed to the coupon being offered with respect to your Notes.

}	You are unable or unwilling to hold the Notes to maturity.

}	You seek an investment for which there will be an active secondary market.

}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}	You are not willing or are unable to assume the credit risk associated with HSBC, as issuer of the Notes.

FWP-8

RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement, on page US3-1 of the accompanying underlying supplement no. 3 and on page US4-2 of the accompanying underlying supplement no. 4.  Investing in the Notes is not equivalent to investing directly in any of the stocks comprising any Underlying, securities held by any Underlying or in any Underlyings themselves, as applicable.  You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisers, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying prospectus, prospectus supplement and underlying supplements.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and underlying supplement including the explanation of risks relating to the Notes described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

}	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement;

}	“— Additional Risks Relating to Certain Notes with More than One Instrument Comprising the Reference Asset” in the prospectus supplement;

}	“— Additional Risks Relating to Notes with a Reference Asset That is a Commodity or a Contract or Index Relating thereto” in the prospectus supplement;

}	“— There are Risks Associated With Small-Capitalization Stocks” in underlying supplement no. 3;

}	“—Risks Associated With the Gold Mining Industry” in underlying supplement no. 4;

}	“— There are Risks Associated With an Investment in a Concentrated Industry” with respect to GDX in underlying supplement no. 4; and

}	“— Small-Capitalization or Mid-Capitalization Companies Risk” in underlying supplement no. 4.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

The Notes are not principal protected and you may lose your entire initial investment.

The Notes are not principal protected. The Notes differ from ordinary debt securities in that we will not pay you 100% of the Principal Amount of your Notes if a Trigger Event occurs during the Observation Period and the Final Return of the Least Performing Underlying is negative. In this case, the Payment at Maturity you will be entitled to receive will be less than the Principal Amount of the Notes and you could lose your entire initial investment if the value of the Least Performing Underlying falls to zero. An investment in the Notes is not principal protected and you may receive less at maturity than you originally invested in the Notes, or you may receive nothing at maturity, excluding any coupon payment.

You will not participate in any appreciation in the value of any of the Underlyings included in the Reference Asset.

The Notes will not pay more than the Principal Amount, plus any coupon payment, at maturity or upon early redemption. Even if the Final Return of each Underlying in the Reference Asset is greater than zero (regardless of whether a Trigger Event has occurred), you will not participate in the appreciation of any Underlying. Assuming the Notes are held to maturity, the maximum amount payable with respect to the Notes will not exceed the sum of the Principal Amount plus any coupons.  Under no circumstances, regardless of the extent to which any Underlying appreciates, will your return exceed the total amount of the coupons.  In some cases, you may earn significantly less by investing in the Notes than you would have earned by investing in an instrument directly linked to the performance of the Underlyings.

The Annual Coupon Rate may be 6.00% per annum on each Coupon Payment Date.

The Notes pay an Annual Coupon Rate (paid quarterly) equal to between 16.50% and 18.50% per annum (to be determined on the Pricing Date) if a Coupon Step-Down Event does not occur and 6.00% per annum if a Coupon Step-Down Event occurs on the relevant Coupon Observation Date.  A Coupon Step-Down Event occurs if the Official Closing Value of any Underlying is below its Trigger Value on the relevant Coupon Observation Date.  If the Official Closing Value of any Underlying is below its Trigger Value on each Coupon Observation Date, the Annual Coupon Rate will be 6.00% per annum on each Coupon Payment Date and the enhanced Annual Coupon Rate will not be realized at any point during the term of the Notes.  Any coupon payments are subject to the credit risk of HSBC.

FWP-9

The Notes are subject to the credit risk of HSBC USA Inc.

The Notes are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law.  Any payment to be made on the Notes, such as the coupons, payment at maturity or upon early redemption, as applicable, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

If a Trigger Event occurs with respect to any Underlying, your return will be based on the Final Return of the Least Performing Underlying.

The performance of any of the Underlyings may cause a Trigger Event to occur.  If a Trigger Event does occur, your return will be based on the Final Return of the Least Performing Underlying without regard to the performance of the other Underlying or which Underlying caused the Trigger Event to occur. As a result, you could lose all or some of your initial investment if the Final Return of the Least Performing Underlying is negative, even if there is an increase in the value of the other Underlying.  This could be the case even if another Underlying caused the Trigger Event to occur or the other Underlying increased by an amount greater than the decrease in the Least Performing Underlying.

The Notes are subject to our Early Redemption Right, which limits your ability to accrue interest over the full term of the Notes.

The Notes are subject to our Early Redemption Right and therefore may be redeemed by us on any Coupon Payment Date upon at least five business days notice. If the Notes are redeemed prior to the Maturity Date, you will be entitled to receive only the Principal Amount of your Notes and any coupon payment in respect of Coupon Payment Dates originally scheduled to occur on or before the Early Redemption Date. In such a case, you will lose the opportunity to continue to accrue and be paid coupons in respect of Coupon Payment Dates following the Early Redemption Date. If the Notes are redeemed prior to the Maturity Date, you may be unable to invest in other securities with a similar price of risk that yield as much interest as the Notes.  See “Early Redemption Right” on page FWP-7.

Since the Notes are linked to the performance of more than one Underlying, you will be fully exposed to the risk of fluctuations in the values of each Underlying.

Since the Notes are linked to the performance of more than one Underlying, the Notes will be linked to the individual performance of each Underlying. Because the Notes are not linked to a weighted basket, in which the risk is mitigated and diversified among all of the components of a basket, you will be exposed to the risk of fluctuations in the levels or prices of the Underlyings to the same degree for each Underlying. For example, in the case of Notes linked to a weighted basket, the return would depend on the weighted aggregate performance of the basket components reflected as the basket return. Thus, the depreciation of any basket component could be mitigated by the appreciation of another basket component, as scaled by the weightings of such basket components. However, in the case of these Notes, the individual performances of each of the Underlyings would not be combined to calculate your return and the depreciation of any Underlying would not be mitigated by the appreciation of the other Underlying. The negative performance of one Underlying could cause a Trigger Event and/or a Coupon Step-Down Event.  As well, if a Trigger Event occurs, your return would depend solely on the Least Performing Underlying.

Changes that affect an Underlying will affect the market value of the Notes and the amount you will receive at maturity.

The policies of the reference sponsor or reference issuer of an Underlying concerning additions, deletions and substitutions of the constituents comprising such Underlying and the manner in which the reference sponsor or reference issuer takes account of certain changes affecting those constituents included in such Underlying may affect the value of such Underlying.  The policies of the reference sponsor or reference issuer with respect to the calculation of the relevant Underlying could also affect the value of such Underlying.  The reference sponsor or reference issuer may discontinue or suspend calculation or dissemination of its relevant Underlying. Any such actions could affect the value of the Notes.

Please read and pay particular attention to the section “Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the accompanying prospectus supplement.

FWP-10

An index fund and its underlying index are different.

The performance of an index fund may not exactly replicate the performance of the respective underlying index, because such index fund will reflect transaction costs and fees that are not included in the calculation of the respective underlying index.  It is also possible that an index fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the respective underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in such fund or due to other circumstances. An index fund may use futures contracts, options, swap agreements, currency forwards and repurchase agreements in seeking performance that corresponds to the respective underlying index and in managing cash flows. Your investment is linked to a Reference Asset which consists of one index fund and therefore any information relating to an underlying index is only relevant to understanding the index that such index fund seeks to replicate.

The Notes are not insured by any governmental agency of the United States or any other jurisdiction.

The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction.  An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity on the Notes.

Certain built-in costs are likely to adversely affect the value of the Notes prior to maturity.

The original issue price of the Notes includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the Notes. As a result, the price, if any, at which HSBC Securities (USA) Inc will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

The Notes lack liquidity.

The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes.

Potential conflicts of interest may exist.

HSBC and its affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes.

Uncertain tax treatment.

For a discussion of certain of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “Certain U.S. Federal Income Tax Considerations” herein and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the value of any Underlying relative to its Initial Value.  We cannot predict the value of any Underlying at any time during the Observation Period or on any Observation Date.  The assumptions we have made in connection with the illustrations set forth below may not reflect actual events.  You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset to which your Notes are linked or return on the Notes.  With respect to the Notes, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the total payment on the Notes on a $1,000 investment in the Notes for a hypothetical range of performance for the Least Performing Underlying’s Final Return from -100% to +100%. The following results are based solely on the assumptions outlined below.  You should consider carefully whether the Notes are suitable to your investment goals.

}	Principal Amount:	$1,000

}	Trigger Value:	70% of the Initial Value of each Underlying.

}	Hypothetical Annual Coupon Rate:
17.50% per annum (the midpoint of the range of 16.50% and 18.50%, to be determined on the Pricing Date) if a Coupon Step-Down Event does not occur and 6.00% per annum if a Coupon Step-Down Event occurs.

}	The Notes are held until maturity and are not redeemed by the Issuer early.

	Trigger Event Does Not Occur and a Coupon Step-Down Event Does Not Occur on Any Coupon Observation Date[1]
Trigger Event Occurs and a Step-Down Event has Occurred
on the First Three Coupon Observation Dates (footnote 2)
and either Occurred on the Fourth Observation Date
(footnote †) or Did Not Occur on the Fourth Observation
Date (footnote *)

Least Performing Underlying’s Final Return	Hypothetical Total Coupon Paid Over the Term of the Notes	Hypothetical Final Settlement Value	Hypothetical Total Payment on the Notes	Hypothetical Total Return on the Notes	Hypothetical Total Coupon Paid Over the term of the Notes	Hypothetical Final Settlement Value	Hypothetical Total Payment on the Notes	Hypothetical Total Return on Notes
100.00%	$175	$1,000	$1,175	17.50%	$88.75*	$1,000	$1,088.75	8.88%
90.00%	$175	$1,000	$1,175	17.50%	$88.75*	$1,000	$1,088.75	8.88%
80.00%	$175	$1,000	$1,175	17.50%	$88.75*	$1,000	$1,088.75	8.88%
70.00%	$175	$1,000	$1,175	17.50%	$88.75*	$1,000	$1,088.75	8.88%
60.00%	$175	$1,000	$1,175	17.50%	$88.75*	$1,000	$1,088.75	8.88%
50.00%	$175	$1,000	$1,175	17.50%	$88.75*	$1,000	$1,088.75	8.88%
40.00%	$175	$1,000	$1,175	17.50%	$88.75*	$1,000	$1,088.75	8.88%
30.00%	$175	$1,000	$1,175	17.50%	$88.75*	$1,000	$1,088.75	8.88%
20.00%	$175	$1,000	$1,175	17.50%	$88.75*	$1,000	$1,088.75	8.88%
10.00%	$175	$1,000	$1,175	17.50%	$88.75*	$1,000	$1,088.75	8.88%
0.00%	$175	$1,000	$1,175	17.50%	$88.75*	$1,000	$1,088.75	8.88%
-10.00%	$175	$1,000	$1,175	17.50%	$88.75*	$900	$988.75	-1.13%
-20.00%	$175	$1,000	$1,175	17.50%	$88.75*	$800	$888.75	-11.13%
-25.00%	$175	$1,000	$1,175	17.50%	$88.75*	$750	$838.75	-16.13%
-30.00%	$175	$1,000	$1,175	17.50%	$88.75*	$700	$788.75	-21.13%
-40.00%	N/A	N/A	N/A	N/A	$60.00†	$600	$660.00	-34.00%
-50.00%	N/A	N/A	N/A	N/A	$60.00†	$500	$560.00	-44.00%
-60.00%	N/A	N/A	N/A	N/A	$60.00†	$400	$460.00	-54.00%
-70.00%	N/A	N/A	N/A	N/A	$60.00†	$300	$360.00	-64.00%
-80.00%	N/A	N/A	N/A	N/A	$60.00†	$200	$260.00	-74.00%
-90.00%	N/A	N/A	N/A	N/A	$60.00†	$100	$160.00	-84.00%
-100.00%	N/A	N/A	N/A	N/A	$60.00†	$0	$60.00	-94.00%

1 The Official Closing Value of each Underlying included in the Reference Asset never falls below its respective Trigger Value on any scheduled trading day during the Observation Period.
2  The Official Closing Value of an Underlying included in the Reference Asset falls below its Trigger Value on any scheduled trading day during the Observation Period and any Underlying is below its respective Trigger Value on each Coupon Observation Date.
* Assuming the Notes have been held to maturity and a Coupon Step-Down Event does not occur on the final Coupon Observation Date, the hypothetical total amount of the coupons paid on the Notes as of the Maturity Date will equal $88.75, with hypothetical coupon payments of $15.00 made on the first three Coupon Payment Dates and $43.75 made on the final Coupon Payment Date.
† Assuming the Notes have been held to maturity and a Coupon Step-Down Event occurs on the final Coupon Observation Date, the hypothetical total amount of the coupons paid on the Notes as of the Maturity Date will equal $60.00, with hypothetical coupon payments of $15.00 made on each of the Coupon Payment Dates.

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Hypothetical Examples of the Final Settlement Value

The five examples below set forth a sampling of hypothetical Final Settlement Values for the Notes based on the following assumptions:

}	Principal Amount of Notes:	$1,000

}	Trigger Value:	70% of the Initial Value of each Underlying.

}	Hypothetical Annual Coupon Rate:
17.50% per annum (the midpoint of the range of 16.50% and 18.50%, to be determined on the Pricing Date) if the Coupon Step-Down Event does not occur and 6.00% per annum if the Coupon Step-Down Event occurs.

}	Hypothetical Initial Value:	700.00 for RTY and $60.00 for GDX. The actual Initial Values for each Underlying will be determined on the Pricing Date.

In addition to the Final Settlement Value, you will be entitled to receive coupon payments quarterly on each Coupon Payment Date, up to and including the Maturity Date (or the Early Redemption Date, as applicable).

The examples provided herein are for illustration purposes only. The actual amount payable on the Notes will depend on if the Notes are called and whether and how many Coupon Step-Down Events occur and whether a Trigger Event occurs and, if so, the Final Return of the Least Performing Underlying. You should not take these examples as an indication of potential payments. It is not possible to predict whether and how many Coupon Step-Down Events will occur and whether a Trigger Event will occur and, if so, whether the Final Return of the Least Performing Underlying will be less than zero, or to what extent the Final Return will be less than zero.

Example 1: We do not exercise our Early Redemption Right and a Trigger Event occurs. A Coupon Step-Down Event occurs on each of the Coupon Observation Dates.

Underlying	Initial Value	Lowest Official Closing Value of the Underlying during the Observation Period	Final Value on Final Valuation Date
RTY	700.00	280.00 (40% of Initial Value)	420.00 (60% of Initial Value)
GDX	$60.00	$60.00 (100% of Initial Value)	$66.00 (110% of Initial Value)

Since the Official Closing Value of RTY is below its Trigger Value during the Observation Period, a Trigger Event occurs. RTY is also the Least Performing Underlying.

The Final Return of the Least Performing Underlying =

    Final Value of RTY– Initial Value of RTY
Initial Value of RTY

= (420.00– 700.00)/700.00 = -40.00%

Final Settlement Value = Principal Amount of the Notes × (1 + Final Return of the Least Performing Underlying)

= $1,000 × (1 + -40.00%) = $600.00

Because a Coupon Step-Down Event occurs on the final Coupon Observation Date, the final coupon payment will be $15.00 and the total payment on the Maturity Date is $615.00.

Because a Coupon Step-Down Event occurred on the first three Coupon Observation Dates, the coupon payment on each of the first three Coupon Payment Dates is $15.00.  Therefore, the total payment on the Notes is $660.

Example 2: We do not exercise our Early Redemption Right and a Trigger Event occurs. A Coupon Step-Down Event occurs on the first three Coupon Observation Dates, but does not occur on the final Coupon Observation Date, which is also the Final Valuation Date.

Underlying	Initial Value	Lowest Official Closing Value of the Underlying during the Observation Period	Final Value on Final Valuation Date
RTY	700.00	280.00 (40% of Initial Value)	770.00 (110% of Initial Value)
GDX	$60.00	$42.00 (70% of Initial Value)	$72.00 (120% of Initial Value)

FWP-13

Since the Official Closing Value of RTY is below its Trigger Value during the Observation Period, a Trigger Event occurs. RTY is also the Least Performing Underlying.

The Final Return of the Least Performing Underlying =

    Final Value of RTY - Initial Value of RTY
Initial Value of RTY

= (770.00– 700.00)/700.00 = 10.00%

Therefore, since a Trigger Event has occurred and the Final Value of the Least Performing Underlying is positive, the Final Settlement Value equals $1,000.

Additionally, with the final coupon payment of $43.75, the total payment on the Maturity Date is $1,043.75.  Because a Coupon Step-Down Event occurred on the first three Coupon Observation Dates, the coupon payment on each of the first three Coupon Payment Dates is $15.00.  Therefore, the total payment on the Notes is $1,088.75.

Example 3: We do not exercise our Early Redemption Right and a Trigger Event does not occur.  A Coupon Step-Down Event does not occur on any of the Coupon Observation Dates.

Underlying	Initial Value	Lowest Official Closing Value of the Underlying during the Observation Period	Final Value on Final Valuation Date
RTY	700.00	560.00 (80% of Initial Value)	630.00 (90% of Initial Value)
GDX	$60.00	$48.00 (80% of Initial Value)	$48.00 (80% of Initial Value)

Since the Official Closing Value of each Underlying was not below its Trigger Value, a Trigger Event does not occur.

The Final Settlement Value equals $1,000.

Because a Coupon Step-Down Event did not occur on any of the Coupon Observation Dates, the coupon payment on each Coupon Payment Date is $43.75 and the total payment on the Notes is $1,175.00.

Example 4: We do not exercise our Early Redemption Right and a Trigger Event occurs.  A Coupon Step-Down Event does not occur on the first two Coupon Observation Dates but occurs on the last two Coupon Observation Dates.

Underlying	Initial Value	Lowest Official Closing Value of the Underlying during the Observation Period	Final Value on Final Valuation Date
RTY	700.00	350.00 (50% of Initial Value)	350.00 (50% of Initial Value)
GDX	$60.00	$30.00 (50% of Initial Value)	$36.00 (60% of Initial Value)

Since the Official Closing Value of each Underlying was below its Trigger Value, a Trigger Event occurs.

The Final Return of the Least Performing Underlying =

    Final Value of RTY– Initial Value of RTY
Initial Value of RTY

= (350.00– 700.00)/700.00= -50.00%

Final Settlement Value = Principal Amount of the Notes × (1 + Final Return of the Least Performing Underlying)

= $1,000 × (1 + -50.00%) = $500.00

Therefore, the Final Settlement Value equals $500.

Because a Coupon Step-Down Event occurs on the final Coupon Observation Date, the final Coupon Payment will be $15.00 and the total payment on the maturity date is $515.00.

Because a Coupon Step-Down Event did not occur on the first two Coupon Observation Dates, on the corresponding Coupon Payment Dates, the coupon payment is $43.75.  Because a Coupon Step-Down Event occurred on the third Coupon Observation Date,  on the corresponding Coupon Payment Date, the coupon payment is $15.00.  Therefore, the total payment on the Notes is $617.50.

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Example 5: We exercise our Early Redemption Right, the Early Redemption Date is March 4, 2011 and a Coupon Step-Down Event does not occur.

Since we exercised our Early Redemption Right, there is an early redemption and you are no longer entitled to receive any Final Settlement Value.  Therefore, on the Early Redemption Date you would receive your $1,000 Principal Amount of Notes plus the coupon payment owed to you on such date.  On the Coupon Observation Date corresponding to the Early Redemption Date, a Coupon Step-Down Event does not occur.  As a result, on the Early Redemption Date, you would be entitled to receive the Principal Amount of $1,000 plus the unpaid coupon of $43.75.  Once we exercise our Early Redemption Right, the Underlyings have no relevance in determining the payment owed to you on the Early Redemption Date.

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INFORMATION RELATING TO THE REFERENCE ASSET

Description of the RTY

The RTY is designed to track the performance of the small capitalization segment of the United States equity market.  All 2,000 stocks are traded on the New York Stock Exchange or NASDAQ, and the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index.  The Russell 3000® Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98% of the United States equity market.

For more information about the RTY, see “The Russell 2000® Index” on page US3-8 of the accompanying underlying supplement no. 3.

Historical Performance of the RTY

The following graph sets forth the historical performance of the RTY based on the monthly historical closing levels from November 30, 2005 through November 11, 2010 (using November 11, 2010 as the monthly historical closing level for November 2010).  The closing level for the RTY on November 11, 2010 was 731.58. We obtained the closing levels below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

The historical levels of the RTY should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the RTY during the Observation Period or on the Final Valuation Date.

Description of the GDX

The GDX seeks investment results that correspond to the price and yield of the NYSE Arca Gold Miners Index.  The NYSE Arca Gold Miners Index provides exposure to a diversified group of small, mid, and large capitalization companies worldwide involved primarily in the mining for gold.

For more information about the GDX, see “The Market Vectors Gold Miners ETF” on page US4-31 of the accompanying underlying supplement no. 4.

Historical Performance of the GDX

The following graph sets forth the historical performance of the GDX based on the monthly historical closing prices from May 23, 2006 (the inception date of the GDX) through November 11, 2010 (using November 11, 2010 as the monthly historical closing Price for November 2010).  The closing price for the GDX on November 11, 2010 was $61.78.  We obtained the closing prices below from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service.

FWP-16

The historical prices of the GDX should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the GDX during the Observation Period or on the Final Valuation Date.

Quarter Begin	Quarter End	Quarter High	Quarter Low	Quarter Close
5/23/2006*	6/30/2006*	$39.81	$31.82	$38.70
7/3/2006	9/29/2006	$42.58	$33.86	$35.65
10/2/2006	12/29/2006	$42.32	$32.41	$39.91
1/3/2007	3/30/2007	$43.32	$36.20	$39.42
4/2/2007	6/29/2007	$42.85	$36.63	$37.89
7/2/2007	9/28/2007	$45.96	$32.79	$45.10
10/1/2007	12/31/2007	$53.60	$42.31	$45.85
1/2/2008	3/31/2008	$56.87	$44.88	$47.75
4/1/2008	6/30/2008	$51.43	$41.61	$48.52
7/1/2008	9/30/2008	$51.83	$27.36	$34.08
10/1/2008	12/31/2008	$35.49	$15.83	$33.88
1/2/2009	3/31/2009	$38.93	$27.15	$36.88
4/1/2009	6/30/2009	$45.10	$30.81	$37.76
7/1/2009	9/30/2009	$48.40	$34.05	$45.29
10/1/2009	12/31/2009	$55.40	$40.92	$46.21
1/4/2010	3/31/2010	$51.16	$39.48	$44.41
4/1/2010	6/30/2010	$54.83	$45.36	$51.96
7/1/2010	9/30/2010	$56.86	$46.80	$55.93
10/1/2010**	1/11/2010**	$63.76	$53.67	$61.78

* Available information for the second calendar quarter of 2006 includes data for the period from May 23, 2006 (the inception date of the GDX) through June 30, 2006.  Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2006.

** As of the date of this free writing prospectus available information for the fourth calendar quarter of 2010 includes data for the period from October 1, 2010 through November 11, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2010.  The closing price of GDX on November 11, 2010 was $61.78.

FWP-17

OBSERVATION DATES AND MATURITY DATE

If an Observation Date (including the Final Valuation Date) is not a scheduled trading day for any Underlying, then such Observation Date for such Underlying will be the next succeeding day that is a scheduled trading day (as defined in the relevant underlying supplement with respect to each Underlying) for such Underlying. For each Underlying, the calculation agent will determine whether a market disruption event (as defined in the relevant underlying supplement with respect to each Underlying) exists on an Observation Date with respect to such Underlying independent from the other Underlying; therefore a market disruption event may exist for one Underlying and not exist for the other Underlying. If a market disruption event exists for an Underlying on an Observation Date, then such Observation Date for such Underlying will be the next scheduled trading day for which there is no market disruption event for such Underlying. If such market disruption event continues for five consecutive scheduled trading days, then that fifth scheduled trading day will nonetheless be such Observation Date for such Underlying, and the Official Closing Value with respect to such Underlying will be determined (1) with respect to the Underlying that is an index, by means of the formula for and method of calculating such index which applied just prior to the market disruption event, using the relevant exchange’s traded or quoted price of each stock or other security in such index (or if an event giving rise to a market disruption event has occurred with respect to a stock or other security in such index and is continuing on that fifth scheduled trading day, the calculation agent’s good faith estimate of the value for that stock or other security), or (2) with respect to the Underlying that is an index fund, by the calculation agent, in its sole discretion, using its estimate of the exchange traded prices for such index fund that would have prevailed but for that market disruption event. For the avoidance of doubt, if no market disruption event exists with respect to an Underlying on the originally scheduled Observation Date, the determination of such Underlying’s Official Closing Value will be made on the originally scheduled Observation Date, irrespective of the existence of a market disruption event with respect to the other Underlying. If the an Observation Date (including the Final Valuation Date) for either Underlying included in the Reference Asset is postponed, then the corresponding Coupon Payment Date or Maturity Date, as applicable, will also be postponed to the third business day following the latest of such postponed Observation Dates.

EVENTS OF DEFAULT AND ACCELERATION

If the Notes have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the Notes, the calculation agent will determine (i) the accelerated Payment at Maturity due and payable in the same general manner as described in “Payment at Maturity” in this free writing prospectus and (ii) any accrued but unpaid interest payable based upon the Annual Coupon Rate calculated on the basis of a 360-day year consisting of twelve 30-day months.  In such a case, the third scheduled trading day for all of the Underlyings immediately preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the accelerated Final Return for each Underlying and the Annual Coupon Rate.  If a market disruption event exists with respect to an Underlying on that scheduled trading day, then the accelerated Final Valuation Date for the Reference Asset will be postponed for up to five scheduled trading days (in the same general manner used for postponing the originally scheduled Final Valuation Date).  The accelerated Maturity Date for the Reference Asset will be the fifth business day following such accelerated postponed Final Valuation Date.

If the Notes have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the Notes.  For more information, see “Description of Debt Securities — Events of Default” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Notes.  Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Notes from HSBC for distribution to other registered broker dealers or will offer the Notes directly to investors.  HSBC Securities (USA) Inc. will offer the Notes at the offering price set forth on the cover page of this pricing supplement and will receive underwriting discounts and commissions of up to 0.60%, or $6.00, per $1,000 Principal Amount of Notes.  HSBC Securities (USA) Inc. may pay referral fees to other broker-dealers of up to 0.5%, or $5.00, per $1,000 Principal Amount of Notes, or pay referral fees to other broker-dealers of up to 0.60%, or $6.00, per $1,000 Principal Amount of Notes.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the Notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution” on page S-52 in the prospectus supplement.

FWP-18

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth under the heading “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.  Notwithstanding any disclosure in the accompanying prospectus supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp.  In the opinion of Sidley Austin llp, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes.  Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to “cash settle” the Put Option, and a deposit with us of cash in an amount equal to the Principal Amount of the Note (the “Deposit”) to secure your potential obligation under the Put Option, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations – Certain Equity-Linked Notes – Certain Notes Treated as a Put Option and a Deposit.”  We intend to treat the Notes consistent with this approach and the balance of this summary so assumes.  However, other reasonable approaches are possible.  Pursuant to the terms of the Notes, you agree to treat each Note as consisting of the Deposit and the Put Option for all U.S. federal income tax purposes.  We intend to treat the Deposits as non-contingent debt instruments for U.S. federal income tax purposes.  Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to non-contingent debt instruments.

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations – Certain Equity-Linked Notes – Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the applicable Annual Coupon Rate on the Notes among interest on the Deposit and Put Premium, [   ] percent constitutes interest on the Deposit and the remainder constitutes Put Premium.

If the Notes are redeemed prior to maturity, you should recognize the total Put Premium received as short-term capital gain at that time.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible and the timing and character of income in respect of the Notes might differ from the treatment described above. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.  We will not attempt to ascertain whether the issuer of any stock owned by, or included in, one or more of the Underlyings of the Reference Asset would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purpose.  In the event that the issuer of any stock owned by, or included in, one or more of the Underlyings of the Reference Asset were treated as a PFIC or USRPHC, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the issuers of stock owned by, or included in, the Underlyings of the Reference Asset, as the case may be, and consult your tax advisor regarding the possible consequences to you in the event that one or more issuers of stock owned by, or included in, one or more of the Underlyings of the Reference Asset is or becomes a PFIC or USRPHC.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

FWP-19

TABLE OF CONTENTS
You should only rely on the information contained in this free writing prospectus, the accompanying underlying supplements, prospectus supplement and prospectus.  We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying underlying supplements, prospectus supplement and prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This free writing prospectus, the accompanying underlying supplements, prospectus supplement and prospectus are not an offer to sell these Notes, and these documents are not soliciting an offer to buy these Notes, in any jurisdiction where the offer or sale is not permitted.  You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying underlying supplements, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$        Variable Coupon Callable Yield Notes

November 18, 2010

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-6
Payment on the Notes	FWP-6
Investor Suitability	FWP-8
Risk Factors	FWP-9
Illustrative Examples	FWP-12
Information Relating to the Reference Asset	FWP-15
Observation Dates and Maturity Date	FWP-17
Events of Default and Acceleration	FWP-17
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-17
Certain U.S. Federal Income Tax Considerations	FWP-18

Underlying Supplement No. 3
Risk Factors	US3-1
The S&P 500® Index	US3-4
The Russell 2000® Index	US3-8
The Dow Jones Industrial AverageSM	US3-11
The Hang Seng China Enterprises Index®	US3-13
The Hang Seng® Index	US3-15
The Korea Stock Price Index 200	US3-17
MSCI Indices	US3-20
The Dow Jones EURO STOXX 50® Index	US3-24
The PHLX Housing SectorSM Index	US3-26
The TOPIX® Index	US3-30
The NASDAQ-100 Index®	US3-33
S&P BRIC 40 Index	US3-37
The Nikkei 225 Index	US3-40
The FTSE™ 100 Index	US3-42
Other Components	US3-44
Additional Terms of the Notes	US3-44

Underlying Supplement No. 4
Risk Factors	US4-2
The DIAMONDS® Trust, Series 1	US4-9
The POWERSHARES QQQ TRUSTSM, SERIES 1	US4-12
The iShares® MSCI Mexico Investable Market Index Fund	US4-14
The iShares® MSCI Brazil Index Fund	US4-19
The iShares® MSCI Emerging Markets Index Fund	US4-22
The iShares® MSCI EAFE Index Fund	US4-25
The SPDR Trust Series 1	US4-27
The Market Vectors Gold Miners ETF	US4-26
The Oil Service HOLDRSSM Trust	US4-30
The iShares® Dow Jones U.S. Real Estate Index Fund	US4-32
The iShares® FTSE/Xinhua China 25 Index Fund	US4-36
The iShares® S&P Latin America 40 Index Fund	US4-39
The Financial Select Sector SPDR® Fund	US4-42
The Semiconductor HOLDRSSM Trust	US4-46
The iShares® Dow Jones Transportation Average Index Fund	US4-48
The Energy Select SPDR® Fund	US4-50
The Health Care Select SPDR® Fund	US4-53
Other Components	US4-56
Additional Terms of the Notes	US4-56

Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52

Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59